Exhibit 10.2

STANDSTILL AGREEMENT

BETWEEN

TRANSAX INTERNATIONAL LIMITED

AND

SCOTT AND HEATHER GRIMES

DATED AS OF FEBRUARY 14, 2007

Agreement dated as of February 14, 2007 between Transax International Limited, a Colorado corporation (the “Company”), and Scott and Heather Grimes, Joint Tenants (“Grimes”).

Whereas, Grimes owns a Convertible Debenture dated April 1, 2005 with current face value of $225,0000 (the “Debenture”) and 400,000 warrants of the Company;

Whereas, the company has entered into a Letter of Intent with Gestao e Processamento de Infomacoes de Saude Ltda (“CBGS”), dated January 17, 2007 (the “Letter of Intent”) to sell its Brazil operating subsidiary and related intellectual property (the “Transaction”).

Whereas, the Company and Grimes agree that it is in their mutual interests to enter into this Agreement as hereinafter described:

Now, therefore, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:

1. REPRESENTATIONS OF Grimes. Grimes represents and warrants to the Company as follows:

(a) Grimes beneficially owns a Convertible Debenture with current face value of $225,000.

(b) Grimes beneficially own 400,000 warrants to purchase common stock of the company.

(c) Grimes has full and complete authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and binding agreement enforceable in accordance with its terms.

(d) Other than as outlined in the Investment Agreement by and between the Company and Grimes, dated April 1, 2005 (the “Investment Agreement”), the Investor’s Registration Rights Agreement by and between the Company and Grimes dated April 1, 2005 (the “Investor’s Registration Rights agreement”)(collectively the Investment Agreement and the Investor’s Registration Rights Agreement are referred to as the “Transaction Documents”),there are no arrangements, agreements, or understandings between Grimes and any other person regarding ownership or voting of securities of the Company.

2. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to Grimes as follows:

(a) The Company has full and complete authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and binding agreement enforceable in accordance with its terms.

(c) The execution, delivery and performance of this Agreement by the Company will not conflict with or result in a breach, violation or default under the Company’s Certificate of Incorporation or Bylaws or any agreement, contract or instrument to which the Company is a party.

3. OBLIGATIONS OF Grimes.

Until April 30, 2007 Grimes hereby agrees that they will not convert, sell, assign or transfer any shares of its Convertible Debenture issued April 1, 2005 or warrants issued February 1, 2006.

4. OBLIGATIONS OF THE COMPANY.

(a) The Company will consummate the closing of the Transaction pursuant to the Letter of Intent to sell its Brazil subsidiary and intellectual property no later than April 30, 2007:

(b) The Company shall have the right to repay the Convertible Debenture at a purchase price of $225,000, accumulated interest of 5% per annum on the balance of unpaid principal, plus a redemption premium of twenty percent (20%)(the “Payment”) until April 30, 2007.

5. TERM. The term of this Agreement shall commence upon execution by the Company and Grimes and terminate on April 30, 2007 provided, however, this Agreement may be terminated by the Company upon a material adverse change in the business, operations, assets, financial condition or prospects of the Company or its subsidiaries. Upon such termination of this Agreement by the Company the rights, obligations, restrictions and limitations on the Company and Grimes hereunder shall immediately terminate.

6. MISCELLANEOUS.

(a) EXPENSES. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

(b) SUCCESSORS AND ASSIGNS. The Agreement may not be assigned by the parties with out the express written consent of the non assigning party hereunder.

(c) SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. Other than the terms outlined herein the terms and conditions, representations and warranties and covenants of the Transaction Documents remain unchanged and in full force and effect.

(e) AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

(f) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly delivered when received) by hand delivery, by verifiable facsimile, by overnight delivery or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

If to the Company:

Transax International Ltd

5201 Blue Lagoon Drive, 8th Floor

Miami Florida USA 33126

Attention: Stephen Walters

Facsimile: (305) 629-3092

If to Grimes

Scott & Heather Grimes

565 I Avenue

Coronado, CA 92118

Attention: Scott & Heather Grimes

Facsimile: (619) 437-1546

(g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive law of the State of California without giving effect to the principles of conflict of laws thereof.

(h) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

In Witness Whereof, Transax International Limited and Grimes have caused this Agreement to be duly executed as of the day and year first above written.

TRANSAX INTERNATIONAL LIMITED

/s/ Stephen Walters

Stephen Walters

President and

Chief Executive Officer

Scott & Heather Grimes, Joint Tenants

With Rights of Survivorship

By:	/s/ Scott Grimes
Name:	Scott Grimes

By:	/s/ Heather Grimes
Name:	Heather Grimes